UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 25, 2012
SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)
IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10868 189th Street, Council Bluffs, Iowa 51503 51503
(Address of Principal Executive Offices)		(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 25, 2012, Southwest Iowa Renewable Energy, LLC (the “Company”) and Encore Energy Services, Inc. (“Encore”) entered into a Confirming Order (the “Order”), effective from May 1, 2012 through October 31, 2013 and a Base Contract for Sale and Purchase of Natural Gas (the “Base Contract”).  Pursuant to the Order, Encore agreed to provide the Company with natural gas at specified rates.  The natural gas will be provided on a firm commitment basis for an agreed period of time and on a best efforts basis for an agreed period of time thereafter.  In addition, the Company will pay Encore an agreed monthly demand fee so that the Company will have the ability to obtain natural gas with less than 26 hours notice.  The Base Contract contains the terms and conditions that govern the Company’s purchase of natural gas from Encore.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1
Base Contract for Sale and Purchase of Natural Gas between Encore Energy Services, Inc. and Southwest Iowa Renewable Energy, LLC effective April 1, 2012.  Portions of the Agreement have been omitted pursuant to a request for confidential treatment.

10.2
Confirming Order between Encore Energy Services, Inc. and Southwest Iowa Renewable Energy, LLC dated April 25, 2012.  Portions of the Agreement have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 1, 2012

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Brian T. Cahill
Brian T. Cahill
Chief Executive Officer

Exhibit Index

Exhibit
Number                      Description

10.1
Base Contract for Sale and Purchase of Natural Gas between Encore Energy Services, Inc. and Southwest Iowa Renewable Energy, LLC effective April 1, 2012.  Portions of the Agreement have been omitted pursuant to a request for confidential treatment.

10.2
Confirming Order between Encore Energy Services, Inc. and Southwest Iowa Renewable Energy, LLC dated April 25, 2012.  Portions of the Agreement have been omitted pursuant to a request for confidential treatment.